THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR IN ACCORDANCE WITH AN EXEMPTION FROM REGISTRATION UNDER THAT ACT, SUPPORTED BY AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

WARRANT TO PURCHASE

SHARES OF COMMON STOCK OF

PLASTIC2OIL, INC.

This certifies that Richard Heddle or any party to whom this Warrant is assigned in accordance with its terms is entitled to subscribe for and purchase 1,000,000 shares of the Common Stock of Plastic2Oil, Inc., a Nevada corporation, on the terms and conditions of this Warrant.

1. Definitions. As used in this Warrant, the term:

1.1 “Business Day” means any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated to be closed by law or by executive order.

1.2 “Common Stock” means the Common Stock, par value $.001 per share, of the Corporation.

1.3 “Corporation” means Plastic2Oil, Inc. a Nevada corporation, or its successor.

1.4 “Expiration Date” means November 19, 2019.

1.5 “Holder” means Heddle Marine Service Inc. or any party to whom this Warrant is assigned in accordance with its terms.

1.6 “1933 Act” means the Securities Act of 1933, as amended.

1.7 “Warrant” means this Warrant and any warrants delivered in substitution or exchange for this Warrant in accordance with the provisions of this Warrant.

1.8 “Warrant Price” means $0.12 per share of Common Stock, as such amount may be adjusted pursuant to Section 4 hereof.

2. Exercise of Warrant. At any time before the Expiration Date, the Holder may exercise the purchase rights represented by this Warrant, in whole or in part, by surrendering this Warrant (with a duly executed subscription in the form attached) at the Corporation’s principal corporate office (located on the date hereof in Niagara Falls, New York) and by paying the Corporation, by certified or cashier’s check, the aggregate Warrant Price for the shares of Common Stock being purchased.

2.1 Delivery of Certificates. Within thirty (30) days after each exercise of the purchase rights represented by this Warrant, the Corporation shall deliver a certificate for the shares of Common Stock so purchased to the Holder and, unless this Warrant has been fully exercised or expired, a new Warrant representing the balance of the shares of Common Stock subject to this Warrant.

2.2 Effect of Exercise. The person entitled to receive the shares of Common Stock issuable upon any exercise of the purchase rights represented by this Warrant shall be treated for all purposes as the holder of such shares of record as of the close of business on the date of exercise.

3. Stock Fully Paid; Reservation of Shares. The Corporation covenants and agrees that all securities that it may issue upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable and free from all taxes, liens and charges. The Corporation further covenants and agrees that, during the period within which the Holder may exercise the rights represented by this Warrant, the Corporation shall at all times have authorized and reserved for issuance enough shares of its Common Stock or other securities for the full exercise of the rights represented by this Warrant. The Corporation shall not, by an amendment to its Articles of Incorporation or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant.

4. Adjustments. The Warrant Price and the number of shares of Common Stock that the Corporation must issue upon exercise of this Warrant shall be subject to adjustment in accordance with Sections 4.1 through 4.3.

4.1 Adjustment to Warrant Price for Combinations or Subdivisions of Common Stock. If the Corporation at any time or from time to time after the date hereof (1) declares or pays, without consideration, any dividend on the Common Stock payable in Common Stock; (2) creates any right to acquire Common Stock for no consideration; (3) subdivides the outstanding shares of Common Stock (by stock split, reclassification or otherwise); or (4) combines or consolidates the outstanding shares of Common Stock, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Corporation shall proportionately increase or decrease the Warrant Price, as appropriate.

4.2 Adjustments for Reclassification and Reorganization. If the Common Stock issuable upon exercise of this Warrant changes into shares of any other class or classes of security or into any other property for any reason other than a subdivision or combination of shares provided for in Section 4.1, including without limitation any reorganization, reclassification, merger or consolidation, the Corporation shall take all steps necessary to give the Holder the right, by exercising this Warrant, to purchase the kind and amount of securities or other property receivable upon any such change by the owner of the number of shares of Common Stock subject to this Warrant immediately before the change.

4.3 Spin Offs. If the Corporation spins off any subsidiary by distributing to the Corporation’s shareholders as a dividend or otherwise any stock or other securities of the subsidiary, the Corporation shall reserve until the Expiration Date enough of such shares or other securities for delivery to the Holders upon any exercise of the rights represented by this Warrant to the same extent as if the Holders owned of record all Common Stock or other securities subject to this Warrant on the record date for the distribution of the subsidiary’s shares or other securities.

4.4 Certificates as to Adjustments. Upon each adjustment or readjustment required by this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with this Section, cause independent public accountants selected by the Corporation to verify such computation and prepare and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

5. Fractional Shares. The Corporation shall not issue any fractional shares in connection with any exercise of this Warrant.

6. Dissolution or Liquidation. If the Corporation dissolves, liquidates or winds up its business before the exercise or expiration of this Warrant, the Holder shall be entitled, upon exercising this Warrant, to receive in lieu of the shares of Common Stock or any other securities receivable upon such exercise, the same kind and amount of assets as would have been issued, distributed or paid to it upon any such dissolution, liquidation or winding up with respect to such shares of Common Stock or other securities, had the Holder been the holder of record on the record date for the determination of those entitled to receive any such liquidating distribution or, if no record is taken, upon the date of such liquidating distribution. If any such dissolution, liquidation or winding up results in a cash distribution or distribution of property which the Corporation’s Board of Directors determines in good faith to have a cash value in excess of the Warrant Price provided by this Warrant, then the Holder may, at its option, exercise this Warrant without paying the aggregate Warrant Price and, in such case, the Corporation shall, in making settlement to Holder, deduct from the amount payable to Holder an amount equal to such aggregate Warrant Price.

7. Transfer and Exchange.

7.1 Transfer. Subject to Section 7.3, the Holder may transfer all or part of this Warrant at any time on the books of the Corporation at its principal office upon surrender of this Warrant, properly endorsed. Upon such surrender, the Corporation shall issue and deliver to the transferee a new Warrant or Warrants representing the Warrants so transferred. Upon any partial transfer, the Corporation shall issue and deliver to the Holder a new Warrant or Warrants with respect to the Warrants not so transferred.

7.2 Exchange. The Holder may exchange this Warrant at any time at the principal office of the Corporation for Warrants in such denominations as the Holder may designate in writing. No such exchanges will increase the total number of shares of Common Stock or other securities that are subject to this Warrant.

7.3 Securities Act of 1933. By accepting this Warrant, the Holder agrees that this Warrant and the shares of the Common Stock issuable upon exercise of this Warrant may not be offered or sold except in compliance with the 1933 Act, and then only with the recipient’s agreement to comply with this Section 7 with respect to any resale or other disposition of such securities. The Corporation may make a notation on its records in order to implement such restriction on transferability.

8. Loss or Mutilation. Upon the Corporation’s receipt of reasonably satisfactory evidence of the ownership and the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) of a reasonably satisfactory indemnity or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Corporation shall execute and deliver a new Warrant to the Holder.

9. Successors. All the covenants and provisions of this Warrant shall bind and inure to the benefit of the Holder and the Corporation and their respective successors and assigns.

10. Notices. All notices and other communications given pursuant to this Warrant shall be in writing and shall be deemed to have been given when personally delivered or when mailed by prepaid registered, certified or express mail, return receipt requested. Notices should be addressed as follows:

(a) If to Holder, then to: Heddle Marine Service Inc. 208 Hillyard Street Hamilton Ontario, Canada L8L6B6

(b) If to the Corporation, then to: Plastic2Oil, Inc. 20 Iroquois Street Niagara Falls, NY 14303 Attention: Chief Financial Officer

Such addresses for notices may be changed by any party by notice to the other party pursuant to this Section 10.

11. Amendment. This Warrant may be amended only by an instrument in writing signed by the Corporation and the Holder.

12. Construction of Warrant. This Warrant shall be construed as a whole and in accordance with its fair meaning. A reference in this Warrant to any section shall be deemed to include a reference to every section the number of which begins with the number of the section to which reference is made. This Warrant has been negotiated by both parties and its language shall not be construed for or against any party.

13. Law Governing. This Warrant is executed, delivered and to be performed in the State of New York and shall be construed and enforced in accordance with and governed by the New York law without regard to any conflicts of law or choice of forum provisions.

Dated as of November 19, 2014

By:	/S/ Rahoul Banerjea__
Name: Rahoul Banerjea
Title: Chief Financial Officer

(1)

SUBSCRIPTION FORM

(To be executed only upon exercise of Warrant)

The undersigned registered owner of this Warrant irrevocably exercises this Warrant and agrees to purchase _______ shares of Common Stock of Plastic2Oil, Inc., all at the price and on the terms and conditions specified in this Warrant.

The undersigned acknowledges that, by issuing shares of Common Stock to the undersigned upon exercise of the Warrant, the Company is relying on an exemption from the registration of such shares under the Securities Act of 1933, as amended, or other applicable law. In accordance therewith, the undersigned represents and warrants that the representations and warranties of the undersigned contained in the Subscription Agreement between the Company and the undersigned, pursuant to which the undersigned purchased the Warrant, along with the undersigned’s answers to the applicable investor questionnaires annexed thereto, are true and correct in all material respects as of the date hereof.

Dated: __________________

(Signature of Registered Holder)

(Street Address)

(City) (State) (Zip)

(2)

ISSUE OF A NEW WARRANT

(To be executed only upon partial exercise,

exchange, or partial transfer of Warrant)

Please issue ______ Warrants, each representing the right to purchase ________ shares of Common Stock of Plastic2Oil, Inc. to the registered holder.

Dated: ________________

(Signature of Registered Holder)

(3)

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, the undersigned registered Holder of this Warrant sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the Warrant, with respect to the number of shares of Common Stock set forth below (the “Transfer”):

Name of Assignee	Address	No. of Shares

The undersigned irrevocably constitutes and appoints _______ as the undersigned’s attorney-in-fact, with full power of substitution, to make the transfer on the books of Plastic2Oil, Inc.

Dated: ________________

(Signature)